UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1996 boulevard Saint-Joseph Est, Montreal, Qc, Canada	H2H 1E3
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 2, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a three-month consultant service agreement (the “George Consultant Agreement”) with Peter George, who has been a member of the Board of Directors of the Corporation since May 20, 2010 (“George”). In accordance with the terms and provisions of the George Consultant Agreement: (i) George will provide analysis of business activities in Canada and commercial exploitation of intellectual properties and assistance in business development and operational restructuring; and (ii) the Company shall issue to George an aggregate of 25,000,000 shares of its restricted common stock at a per share price of $0.001.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective June 2, 2010, the Corporation entered into the George Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 25,000,000 shares to George at a per share price of $0.001. The  aggregate 25,000,000 shares of common stock were issued to a non-United States resident in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. George acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 154,054,254 shares of common stock issued and outstanding

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Consultant Service Agreement dated June 2, 2010 between Kurrant Mobile Catering, Inc. and Peter George.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.
DATE: July 19, 2010
Name: Pierre Turgeon Title: President/Chief Executive Officer